UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

COLUMBIA BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

          , 2010

Dear Fellow Shareholder:

On behalf of the Board of Directors, I invite you to attend Columbia Bancorp’s Special Shareholders Meeting at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, on          , 2010 at   a.m. The Discovery Center will open at   a.m. and refreshments will be served. The meeting will begin promptly at   a.m. in the M.J. Murdock Theater.

The Columbia Gorge Discovery Center is located at the west end of The Dalles. From I-84, take Exit 82. You will follow the Historic Highway #30 West approximately one mile. Turn right on Discovery Drive. There are signs to guide you there.

I hope you will be able to attend the meeting. It is always a pleasure to meet and become better acquainted with the shareholders of Columbia Bancorp.

Following the instructions provided on your proxy card, you can vote anytime, 24 hours a day by telephone or the internet. If you prefer, you can return the enclosed paper ballot in the envelope provided. Please do not return the enclosed paper ballot if you are voting by telephone or internet. Telephone and internet voting is fast and convenient, and allows your vote to be immediately confirmed and tabulated. Most important, by using the telephone or internet, you help Columbia Bancorp reduce postage and proxy tabulation costs. Please have your proxy card in hand when you call and then follow the instructions.

Thank you for your continued support of Columbia Bancorp.

Very truly yours,

Terry L. Cochran
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To Be Held , 2010
SPECIAL MEETING PROXY STATEMENT
PROXIES AND VOTING AT THE SPECIAL MEETING
Q&A ABOUT VOTING
FORWARD LOOKING STATEMENTS
BUSINESS OF THE SPECIAL MEETING
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER BUSINESS
PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING
INCORPORATION BY REFERENCE
Annex A

COLUMBIA BANCORP

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held          , 2010

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting) of Shareholders of Columbia Bancorp (“Columbia”), will be held at   a.m. Pacific Time on          , 2010, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, for the following purposes:

1. To consider and vote upon an amendment to Columbia’s articles of incorporation to increase the number of authorized shares from 20,000,000 to 225,000,000, 200,000,000 of which shall be designated as common stock and 25,000,000 of which shall be designated as preferred stock.

2. To adjourn the Special Meeting to a later date in the event that a quorum is not present.

3. To transact such other business as may properly come before the Special Meeting and any postponements or adjournments thereof

Only shareholders of record at the close of business on          , 2009 (the “Record Date”), are entitled to vote at the Special Meeting or any postponement or adjournment.

All shareholders are invited to attend the Special Meeting. If you are not able to do so and wish your shares to be voted, it is important that you vote by telephone (see the attached instruction form) or complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

By order of the Board of Directors.

Jon K. Morrill
Secretary

          , 2010

WE URGE YOU TO VOTE BY TELEPHONE OR INTERNET OR SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

COLUMBIA BANCORP
401 East Third Street, Suite 200
The Dalles, Oregon 97058
(541) 298-6649

SPECIAL MEETING PROXY STATEMENT

Date of Proxy Statement:          , 2010

This Proxy Statement, dated          , 2010, is furnished in connection with the solicitation of proxies by the Board of Directors of Columbia Bancorp (“Columbia” or the “Company”) to be used at the Special Meeting of Columbia’s shareholders to be held on          , 2010, at  a.m. Pacific Time, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is          , 2010.

PROXIES AND VOTING AT THE SPECIAL MEETING

The only class of issued and outstanding stock of Columbia is its common stock, no par value. At          2009, the Record Date for determining shareholders entitled to vote at the Special Meeting, there were           shares of common stock issued and outstanding. Each shareholder as of the record date is entitled to one vote for each share held on every matter submitted at the Special Meeting. Shareholders are not permitted to cumulate their votes for directors.

A majority of the outstanding common stock must be represented at the Special Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Shareholders who do not vote (either in person, by telephone or internet or by submitting a proxy), including broker non-votes, if any, will be considered abstentions and will not be counted toward the quorum. The matters to be voted on must be approved by an affirmative vote of the holders of a majority of the common stock of Columbia.

If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted in accordance with the instructions given in the proxy. If a proxy is executed and returned but no instructions are given, the proxy holders will vote in favor of the amendment to the articles of incorporation. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Corporate Secretary or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the Special Meeting will not revoke such shareholder’s proxy unless the shareholder votes in person at the meeting. Ballots or proxies may be counted by personnel of Columbia’s subsidiary, Columbia River Bank (“CRB”), or by Columbia’s transfer agent, Wells Fargo Shareowner Services.

The cost of this proxy solicitation will be borne by Columbia. Columbia does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, Columbia may also authorize its officers, or the officers and employees of CRB, to solicit proxies from shareholders, either in person or by telephone, fax, e-mail or letter. Such persons will not be specially compensated for these activities.

Q&A ABOUT VOTING

Q:	Why am I receiving these materials?

A:	The Board of Directors of the Company has called a special meeting of Shareholders to vote on the proposal described below (the “Proposal”). As a shareholder of record on the Record Date of the Special Meeting, you are entitled to vote on the Proposals at the Special Meeting. Our shareholders are invited to attend the Special Meeting and are requested to vote on the Proposal described in this proxy statement.

Q:	What items will be voted on at the Special Meeting?

A:	This proxy statement, which was first mailed to shareholders on or about December , 2010, is furnished in connection with the solicitation of proxies by the Board of Directors to be voted at the Special Meeting. The purpose of this proxy statement is to solicit the votes of the shareholders of the Company with respect to the following matters:

1. To consider and vote upon an amendment to Columbia’s articles of incorporation to increase the number of authorized shares from 20,000,000 to 225,000,000, 200,000,000 of which shall be designated as common stock and 25,000,000 of which shall be designated as preferred stock.

2. To adjourn the Special Meeting to a later date in the event that a quorum is not present.

3. To transact such other business as may properly come before the Special Meeting and any postponements or adjournments thereof.

The Board has unanimously voted in favor of the amendment to our articles of incorporation and recommends your approval of the Proposal.

Q:	Why is the Special Meeting being called?

A:	The economic environment in our market areas and the duration of the downturn in the real estate market has had a significant impact on the implementation of the business plans of CRB, including substantial reductions in the capital levels of both the Company and CRB and a continued deterioration in CRB’s asset quality. The impact on the Company has been a continued deterioration in CRB’s asset quality and an elevated level of non-performing assets and charge-offs and an associated increase in the allowance for loan losses for the Company leading to a net loss of $21.9 million in the nine month period ended September 30, 2009. Although capital raising in the current economic environment is very limited, amending the articles of incorporation to increase the authorized shares of common stock and preferred stock will provide the Company with the flexibility to raise such capital should it become available.

On February 9, 2009, CRB consented to the issuance by the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities (“DFCS”) of a cease and desist order (the “Order”) based on certain findings from an examination of CRB concluded in September 2008 based upon financial and lending data measured as of June 30, 2008. The Order alleges charges of unsafe or unsound banking practices and violation of federal and state law and/or regulations. By consenting to the Order, CRB neither admitted nor denied the alleged charges. The Order requires CRB cease and desist from the following unsafe and unsound banking practices: (i) operating with management whose policies and practices are detrimental to CRB and jeopardize the safety of its deposits; (ii) operating with a board of directors which has failed to provide adequate supervision over and direction to the active management of CRB; (iii) operating with inadequate capital in relation to the kind and quality of CRB’s assets; (iv) operating with an inadequate loan valuation reserve and a large volume of poor loan quality loans; (v) operating in such a manner as to produce operating losses; (vi) operating with inadequate provision for liquidity; and (vii) operating in violation of certain laws and/or regulations.

The Order further requires CRB to take certain corrective measure to ensure safe and sound banking practices, and compliance with federal and state laws and regulations in the future. Among other provisions, the Order requires CRB to maintain above-normal capital levels; specifically, CRB was to maintain a Tier 1 leverage ratio of at least 10% not later than May 9, 2009. CRB must also develop and adopt a plan to meet and maintain the minimum risk-based capital requirements for a “well capitalized” bank, including a total risk-based capital ratio of at least 10%. In addition to bolstering its capital, the Order requires that CRB retain qualified management and must notify the FDIC and the DFCS in writing when it proposes to add any individual to its board of directors or to employ any new senior executive officer. Under the corrective program CRB’s board of directors must also increase its participation in the affairs of CRB, assuming full responsibility for the approval of sound policies and objectives for the supervision of all CRB’s activities.

As of September 30, 2009 and through the date of this proxy statement, requirements related to increasing CRB’s Tier 1 leverage ratio and total risk-based capital ratio to 10% have not been met. As of September 30, 2009, CRB’s Tier 1 leverage ratio was 2.07% and its total risk-based capital ratio was 4.05%, resulting in classification of CRB as “significantly undercapitalized” by regulatory standards. The required improvement of capital levels is the most significant provision of the Order that has not been complied with to date. Although capital raising in the current economic environment is very limited, amending the articles of incorporation to increase the authorized shares of common stock and preferred stock will provide the Company with the flexibility to raise such capital should it become available.

Q:	What am I being asked to approve?

A:	You are being asked by the Board of Directors to approve an amendment to Columbia’s articles of incorporation to increase the number of authorized shares from 20,000,000 to 225,000,000, 200,000,000 of which shall be designated as common stock and 25,000,000 of which shall be designated as preferred stock.

Q:	What will happen if the shareholders fail to approve the Proposal?

A:	The purpose of the proposed amendment to our articles of incorporation is to facilitate our ability to raise additional capital to support our capital levels and operations. In the event that the shareholders of Columbia fail to approve the Proposal, Columbia’s options for raising additional capital will be very limited.

Q:	How would the issuance of additional shares of common stock or preferred stock in a possible offering impact existing shareholders?

A:	The issuance of common stock in a possible offering to raise capital will result in dilution of existing shareholders, unless you purchase sufficient shares of our common stock in any such offering to prevent such dilution. Because a decision has not been made about the size, terms and conditions of any such possible offerings, the level of potential dilution cannot be determined at this time.

The actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock cannot be stated until the Board of Directors determines the specific rights of the holders of such preferred stock and the amount of such preferred stock to be sold.

This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities. Offers and sales of common stock issuable in connection with a possible offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.

Q:	What will the terms of the preferred stock be?

A:	You are not being asked to approve preferred stock with specific terms. The terms of any series of preferred stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Board of Directors at a later date without further action by the shareholders of Columbia.

Q:	What vote is required to approve the proposed amendments?

A:	Only holders of record of our outstanding common stock on , 2009, the Record Date, are entitled to vote on the proposed amendments.

Under Oregon law and our articles of incorporation, the proposed amendment to increase the number of authorized shares of stock and to authorize the issuance of preferred stock requires the affirmative vote of the holders as of the record date of a majority of the outstanding shares of common stock.

Q:	How many votes do I have?

A:	Each of our shareholders will have one vote for each share of common stock held by the shareholder on the record date. The total number of votes that may be cast on the Proposal is .

Q:	When and where will the special meeting take place?

We will hold the special meeting on , 2010, at a.m. at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon.

Q:	How do I vote?

To vote, please indicate on the enclosed proxy card how you want to vote and then sign, date, and mail your proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting. Alternatively, you may vote your shares in person at the special meeting.

Q:	What happens if I return my proxy but do not indicate how to vote my shares?

If you sign and return your proxy card, but do not provide instructions on how to vote your shares, your shares will be voted “FOR” approval of the amendment to the articles of incorporation.

Q:	Can I change my vote after I have mailed my signed proxy card?

Yes. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Corporate Secretary or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the Special Meeting will not revoke such shareholder’s proxy unless the shareholder votes in person at the meeting.

Q:	What are the costs of soliciting proxies?

A:	The cost of this proxy solicitation will be borne by Columbia. Columbia does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, Columbia may also authorize its officers, or the officers and employees of CRB, to solicit proxies from shareholders, either in person or by telephone, fax, e-mail or letter. Such persons will not be specially compensated for these activities.

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this proxy statement, other than a statement of historical fact, may be a forward-looking statement. With respect to all forward-looking statements, Columbia claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by looking for words such as “may,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “pro forma,” “projections,” “business plan,” “targets,” “forecasts” and “expect” and similar expressions. Variations on those or similar words, or the negatives of those words, also may indicate forward-looking statements.

Although we believe that statements regarding our expectations contained in this proxy statement are reasonable, we cannot assure you that these expectations will be achieved. You are cautioned that any forward-looking statements, including statements regarding our intent, belief or current expectations, are not guarantees of our future performance and involve risks and uncertainties, and that our actual results may differ significantly from those in the forward-looking statements.

The forward-looking statements in this proxy statement are accurate only as of its date. If our expectations change, or if new events, conditions or circumstances arise, we are not required to, and may not, update or revise any forward-looking statement in this proxy statement.

BUSINESS OF THE SPECIAL MEETING

Management knows of one matter, discussed below, to be considered at the special meeting.

PROPOSAL ONE: APPROVAL OF AMENDMENT TO COLUMBIA’S ARTICLES OF INCORPORATION INCREASING THE SHARES OF AUTHORIZED COMMON STOCK AND THE AUTHORIZED SHARES OF PREFERRED STOCK.

Background

The economic environment in our market areas and the duration of the downturn in the real estate market has had a significant impact on the implementation of the business plans of CRB, including substantial reductions in the capital levels of both the Company and CRB and a continued deterioration in CRB’s asset quality. The impact on the Company has been a continued deterioration in CRB’s asset quality and an elevated level of non-performing assets and charge-offs and an associated increase in the allowance for loan losses for the Company leading to a net loss of $21.9 million in the nine month period ended September 30, 2009.

On February 9, 2009, CRB consented to the issuance by the FDIC and the DFCS of the Order which alleges charges of unsafe or unsound banking practices and violation of federal and state law and/or regulations. By consenting to the Order, CRB neither admitted nor denied the alleged charges. The Order requires CRB cease and desist from the following unsafe and unsound banking practices: (i) operating with management whose policies and practices are detrimental to CRB and jeopardize the safety of its deposits; (ii) operating with a board of directors which has failed to provide adequate supervision over and direction to the active management of CRB; (iii) operating with inadequate capital in relation to the kind and quality of CRB’s assets; (iv) operating with an inadequate loan valuation reserve and a large volume of poor loan quality loans; (v) operating in such a manner as to produce operating losses; (vi) operating with inadequate provision for liquidity; and (vii) operating in violation of certain laws and/or regulations.

The Order further requires CRB to take certain corrective measures to ensure safe and sound banking practices, and compliance with federal and state laws and regulations in the future. Among other provisions, the Order requires CRB to maintain above-normal capital levels; specifically, CRB was to maintain a Tier 1 leverage ratio of at least 10% not later than May 9, 2009. CRB must also develop and adopt a plan to meet and maintain the minimum risk-based capital requirements for a “well capitalized” bank, including a total risk-based capital ratio of at least 10%. In addition to bolstering its capital, the Order requires that CRB retain qualified management and must notify the FDIC and the DFCS in writing when it proposes to add any individual to its board of directors or to employ any new senior executive officer. Under the corrective program CRB’s board of directors must also increase its participation in the affairs of CRB, assuming full responsibility for the approval of sound policies and objectives for the supervision of all CRB’s activities.

As of September 30, 2009 and through the date of this report, requirements related to increasing CRB’s Tier 1 leverage ratio and total risk-based capital ratio to 10% have not been met. As of September 30, 2009, CRB’s Tier 1 leverage ratio was 2.07% and its total risk-based capital ratio was 4.05%, resulting in classification of CRB as “significantly undercapitalized” by regulatory standards. The required improvement of capital levels is the most significant provision of the Order that has not been complied with to date. Although capital raising in the current economic environment is very limited, amended the articles of incorporation to increase the authorized shares of common stock and preferred stock will provide the Company with the flexibility to raise such capital should it become available.

Description of Capital Stock

Authorized Capitalization

Our authorized capital stock consists of 20,000,000 shares of common stock, without par value.

Common Stock

As of          , 2009, there were           shares of common stock outstanding held by           holders of record, which excludes beneficial owners who hold their shares through nominees or in “street” name.

Voting Rights.  Each holder of our common stock is entitled to one vote per share on any matter submitted to a vote of shareholders. Our bylaws provide that the presence of holders of shares representing a majority of our issued and outstanding capital stock shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law or our articles of incorporation or bylaws. There are no cumulative voting rights.

Supermajority Voting Rights.  Article III of the Company’s articles of incorporation may not be amended or repealed, and no provision inconsistent with Article III may be adopted by the Company, without the affirmative vote of 75% of all the votes entitled to be cast on the matter. Article III relates to the Company’s board of directors, including the election and removal of directors. Article IV of our articles of incorporation provides that any offer, proposal or plan to merge, consolidate or combine the Company or any of its subsidiaries with another entity, or to sell all or substantially all of the Company or any of its subsidiaries or assets, which proposal or plan is not approved by a majority of the board of directors, must be approved by the affirmative vote of 75% of the shares of each class of stock of the Company entitled to vote on the proposal. Article IV may not be amended or repealed, and no provision inconsistent with it may be adopted by the Company, without the affirmative vote of 75% of all the votes entitled to be cast on the matter. Our articles of incorporation contain certain provisions governing shareholder proposals and nominations of directors, which also may not be amended, repealed or contradicted by any new provision adopted by the Company, without the affirmative vote of 75% of all the votes entitled to be cast on the matter.

Dividends.  Each holder of our common stock is entitled to such dividends as the board of directors may declare from time to time out of funds legally available therefor. We depend on dividends, distributions and other payments from CRB to fund any cash dividend payments on our common stock. These rights are subject to the preferential rights of any preferred stock that we may issue in the future.

Liquidation.  On dissolution of the Company, subject to the provisions of applicable law, including the Oregon Business Corporation Act, as amended from time to time (the “OBCA”), and after any preferential amount with respect to preferred stock has been paid or set aside, the holders of common stock and the holders of any series of preferred stock entitled to participate in the distribution of the Company’s assets are entitled to receive the net assets of the Company.

Preferred Stock

As of          , 2009, there were no shares of preferred stock outstanding. Our board of directors is authorized, subject to limitations prescribed by the OBCA, to provide for the issuance of shares of preferred stock in series, to establish from time to time the number of shares of preferred stock in each series, and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of our board of directors with respect to each series includes, without limitation, determination of the following: (a) the number of shares in and the distinguishing designation of that series; (b) whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the OBCA; (c) whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for the adjustment of the conversion rate in circumstances determined by the board; (d) whether shares of that series shall be redeemable and the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates; (e) the dividend rate, if any, on shares of that series, the manner of calculating any dividends, and the preferences of any dividends; (f) the rights of shares of that series in the event of voluntary or involuntary dissolution of the Company, and the rights of priority of that series relative to the common stock and any other series of preferred stock on the distribution of assets on dissolution; and (g) any other rights, preferences and limitations of that series that are permitted by law to vary. Such shares may be convertible into common stock and may be senior to the common stock in the payment of dividends, liquidation, voting and other rights, preferences and privileges. The issuance of shares of preferred stock could adversely affect the holders of common stock. For example, the issuance of preferred stock could be used in certain circumstances to render more difficult or discourage a merger, tender offer, proxy contest or removal of incumbent management. Preferred stock may be issued with voting and conversion rights that could adversely affect the voting power and other rights of the holders of common stock.

Anti-Takeover Effects of Certain Provisions in Our Articles of Incorporation and Bylaws Oregon Law

Our Articles of Incorporation provide that any offer, proposal or plan to (a) merge, consolidate or combine the Company and/or any of its subsidiaries in any way with any other corporation, entity or affiliate thereof, or to (b) sell all or substantially all of the Company and/or any of its subsidiaries or assets to any other corporation, entity, or affiliate thereof, which proposal or plan is not approved by a majority of our board of directors, must be approved by the affirmative vote of 75% of the shares of each class of stock of the corporation entitled to vote on the proposal. The amendment or repeal of, or the adoption of provisions inconsistent with, the foregoing provision of our articles of incorporation requires the affirmative vote of 75% of all of the votes entitled to be cast on the matter. Additionally, certain other provisions in our articles of incorporation, including the prohibition against shareholder removal of a director except for “cause”, the supermajority voting provisions described above under “Description of Capital Stock — Common Stock”, and the Company’s ability to issue voting preferred stock could make it difficult for a potential suitor opposed by our board of directors to acquire the Company.

The Oregon Control Share Act (“OCSA”) regulates the process by which a person may acquire control of certain Oregon-based corporations without the consent and cooperation of the board of directors. The OCSA provisions restrict a shareholder’s ability to vote shares of stock acquired in certain transactions not approved by the board that cause the acquiring person to gain control of a voting position exceeding one-fifth, one-third, or one-half of the votes entitled to be cast in an election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. A corporation may opt out of the OCSA by provision in the corporation’s articles of incorporation or bylaws. The Company has not opted to take itself outside of the coverage of the OCSA.

Except under certain circumstances, the OBCA also prohibits a “business combination” between a corporation and an “interested shareholder” (in the case of the OBCA) within three years of the shareholder becoming an “interested shareholder.” Generally, an “interested shareholder” is a person or group that directly or indirectly controls, or has the right to acquire or control, the voting or disposition of 15% or more of the outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. A “business combination” is defined broadly to include, among others (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial benefits.

A business combination between a corporation and an interested shareholder is prohibited unless (i) prior to the date the person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested shareholder.

These restrictions placed on interested shareholders by the OBCA do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation’s original articles of incorporation or certificate of incorporation contains a provision expressly electing not to be governed by the applicable section of the OBCA; or (ii) if the corporation, by action of its shareholders, adopts an amendment to its bylaws, articles of incorporation or certificate of incorporation expressly electing not to be governed by the applicable section of the OBCA, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption. In addition, the restrictions are not applicable to certain business combinations proposed between the announcement and the consummation or abandonment of certain transactions, including mergers and tender offers. The Company has not elected to take itself outside of the coverage of the applicable sections of the OBCA.

Authorized but Unissued Shares

Authorized but unissued shares of common stock and preferred stock are generally available for future issuance without shareholder approval; however, such issuances are subject to various limitations imposed by the Nasdaq Global Select Market. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our shareholders do not have preemptive rights with respect to the future issuance of capital stock. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Election and Removal of Directors

Our articles of incorporation require a minimum of seven directors and a maximum of 12 directors with the number of directors at any time to be fixed by board resolution. We currently have nine directors. Prior to our 2008 annual meeting, the Company’s board was divided into three classes and directors were elected to hold office until the third succeeding annual meeting or until their successors were qualified and elected. The terms of directors elected in 2007 will expire at our 2010 annual meeting of shareholders. Since our 2008 annual meeting, directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Assuming a quorum is present, directors are elected by a majority of the votes present at each annual meeting of our shareholders.

Article III of the Company’s articles of incorporation provides that shareholders may remove directors only for cause. If the director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director, and the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is the removal of the director. For purposes of Article III, “cause” means (i) any breach of a director’s duty of loyalty to the Company or its shareholders, (ii) acts or omissions of a director which are not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any distribution to a director which is unlawful under the provisions of OBCA § 60.367, or (iv) any transaction with the Company from which the director derived an improper or illegal personal benefit.

Board Meetings

Our bylaws provide that the chairman of the board, the chief executive officer, or not less than one-half of the duly elected, qualified and acting directors may call special meetings of the board of directors. Our bylaws also require monthly board meetings.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our articles of incorporation provide that, unless otherwise permitted by the board of directors, shareholder proposals and nominations of directors may be brought before an annual shareholders meeting only upon the shareholder’s timely notice in writing to the secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the tenth business day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders.

Special Shareholders Meeting

Our bylaws provide that a special meeting may only be called by the chief executive officer, a majority of the board of directors, or upon request of not less than three shareholders who represent in the aggregate not less than one-third of the capital stock of the Company.

Limitations on Liability and Indemnification of Officers and Directors

Under the OBCA, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under the OBCA, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. The OBCA provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the Articles of Incorporation, officers of the corporation are also entitled to the benefit of the above statutory provisions.

The OBCA also provides in § 60.047 that the corporation may, by its articles of incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that the articles of incorporation may not eliminate or limit liability for any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any unlawful distribution, or any transaction from which the director received an improper personal benefit.

Consistent with Oregon law, our articles of incorporation and bylaws provide for the indemnification of our directors or officers subject to certain limitations, and Article V of our articles of incorporation provides for the elimination of personal liability of directors under certain circumstances.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. Its address is P.O. Box 64854, St. Paul, Minnesota 55164-0854, and its telephone number is 1-800-468-9716.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CBBO.”

Effect of Issuance of Common Stock and Preferred Stock

The purpose of the proposed amendment to our articles of incorporation is to facilitate our ability to raise additional capital to support our capital levels and operations. The shares of common stock and preferred stock that are authorized but unissued will provide our Board of Directors with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. The proposed amendment to our articles of incorporation would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the Nasdaq rules.

The issuance of shares of our common stock in a possible offering to raise capital will dilute, and thereby reduce, your proportionate ownership in shares of our common stock unless you purchase sufficient shares of our common stock in any such offering to prevent such dilution. The issuance of shares at less than the then-existing market price would likely reduce the price per share of shares held by existing shareholders who do not purchase shares in any such offering.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above other than a potential capital raise will have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and could dilute a shareholder’s percentage voting power in the Company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares. The actual issuance of any shares of common stock upon our existing shareholders cannot be stated until the Board of Directors determines the amount of such common stock to be sold.

The actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock cannot be stated until the Board of Directors determines the specific rights of the holders of such preferred stock and the amount of such preferred stock to be sold. The Board of Directors will have authority to, among other things, establish the number of shares constituting a series, dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters of such preferred stock.

Effect of Failure to Approve the Amendment to the Articles of Incorporation

If the shareholders fail to approve the amendment to Columbia’s Articles of Incorporation, Columbia will be limited in its ability to participate in any potential capital raises. An inability to participate in such capital raises when they become available, if at all, will likely result in CRB’s continuing inability to comply with the Order which could result in additional orders or penalties from the FDIC and the DFCS, which could include further restrictions on CRB’s business, assessment of civil money penalties on CRB, as well as its directors, officers and other affiliated parties, termination of deposit insurance, removal of one or more officers and/or directors, and/or the liquidation or other closure of CRB.

Effect of Amendment to Articles of Incorporation

If approved by the shareholders, the amendment to Columbia’s Articles of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 200,000,000 and increasing the number of authorized shares of preferred stock will be 25,000,000 will not take effect until Columbia files with the Secretary of State of the State of Oregon articles of amendment setting forth the changes to its Articles of Incorporation. The proposed amendment will not set forth the terms of the preferred stock. The Board of Directors will have the authority, in most instances without further action by the shareholders, to issue additional shares of common stock and preferred stock and to set forth dividend or interest rates, conversion prices, voting rights, redemption prices, maturity rates and similar matters relating to the terms of the preferred stock.

Form of Amendment to the Articles of Incorporation

If the proposed amendment is approved by the shareholders, Article II of Columbia’s Articles of Incorporation, as amended, will set forth the authorized shares of stock of Columbia at 225,000,000, of which 200,000,000 will be common stock and 25,000,000 will be preferred stock. The proposed amendment to Columbia’s Articles of Incorporation, as amended, necessary to increase the authorized shares and authorizing the issuance of preferred stock is attached to this proxy statement as Annex A.

Vote Required for Proposal One

If a quorum exists, Proposal One will be approved if at least a majority of the outstanding shares of Columbia’s common stock are voted, in person or by proxy, in favor of such proposal.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of Columbia’s common stock by each person known to Columbia to own more than 5% of the outstanding shares of common stock on November 30, 2009.

	Shares Beneficially Owned
Name and Address of Shareholder	Common	%

Wellington Management Company, LLP	746,355	7.40%
75 State Street
Boston, Massachusetts 02109

(1)	Based on Schedule 13G filed on February 17, 2009, as of December 31, 2008, by Wellington Management Company, LLP. The Schedule 13G discloses that Wellington has shared voting and investment power as to 746,355 shares (7.40% of the outstanding shares) that it beneficially owned. The Schedule 13G also disclosed that Wellington Management Company, LLP, is an investment adviser and its clients have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of owned securities. Wellington further disclosed that one of its clients, Terrebonne Investors (Bermuda) L.P. (“Terrebonne”) has such powers for more than five percent of the above referenced shares. Terrebonne separately filed Schedule 13G on July 25, 2008, as of July 15, 2008, disclosing that it had shared voting and investment powers as to 512, 292 shares beneficially owned.

The following table sets forth the shares of Columbia’s common stock owned by each director of Columbia and CRB, each of the executive officers of Columbia and all executive officers and directors as a group on November 30, 2009.

	Direct	Indirect			Total
	Beneficial	Beneficial		Exercisable	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Ownership		Options(1)	Ownership(2)	Class

Charles F. Beardsley	—	118,000	(3)	—	118,000	1.2%
Richard E. Betz	34,213	—		5,830	40,043	(*)
William A. Booth	113,416	—		5,830	119,246	1.2%
Robert V. Card	5,405	2,066	(4)	3,060	10,531	(*)
Dennis L. Carver	57,090	1,959	(5)	7,524	66,573	(*)
Staci L. Coburn	4,184	1,414	(6)	3,214	8,812	(*)
Terry L. Cochran	244,616	148,516	(7)	5,830	398,962	4.0%
R. Shane Correa	7,888	2,317	(8)	16,456	26,661	(*)
James J. Doran	14,507	—		3,080	17,587	(*)
Craig B. Hummel	2,292	—		—	2,292	(*)
Jean S. McKinney	21,948	1,089	(9)	9,772	32,809	(*)
Donald T. Mitchell	18,103	16,863	(10)	5,830	40,796	(*)
Dr. Frank K. Toda	10,687	—		—	10,687	(*)
All Directors and Executive Officers as a Group (13 persons)	534,349	292,224		66,426	892,999	8.9%

(1)	Shares of common stock subject to options currently exercisable or exercisable within 60 days after November 30, 2009, are deemed outstanding for the purpose of computing the percentage ownership interest of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership for any other person.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Applicable percentage ownership is based on 10,065,219 aggregate shares outstanding as of February 24, 2009. Each person identified herein disclaims beneficial ownership of shares attributed to him or her in accordance with such rules except to the extent of his or her pecuniary interest in such shares.

(3)	Includes 101,000 shares held in trust and 17,000 shares held in Mr. Beardsley’s spouse’s trust.

(4)	Represents 2,066 shares held through Columbia Bancorp’s Employee Stock Ownership Plan (“ESOP.”) All ESOP participants are eligible to vote their shares of common stock as allocated by the ESOP trustees, as of the record date. Any unallocated ESOP shares as of the record date are not eligible to be voted.

(5)	Includes 1,408 shares for which Mr. Carver’s spouse serves as custodian for the benefit of their child and over which Mr. Carver shares voting and investment power and 551 shares held in his spouse’s IRA.

(6)	1,414 shares held through the ESOP.

(7)	148,516 shares held by Mr. Cochran’s spouse in which Mr. Cochran disclaims beneficial ownership.

(8)	2,317 shares held through the ESOP.

(9)	1,089 shares owned by Ms. McKinney’s son as to which Ms. McKinney disclaims beneficial ownership.

(10)	16,863 shares held through Mr. Mitchell’s retirement plan.

OTHER BUSINESS

Only matters described in this Proxy Statement may be brought before the Special Meeting for a vote. At the Special Meeting, management will report on Columbia’s business, and shareholders will have an opportunity to ask questions. In addition, a representative of Moss Adams LLP, Columbia’s independent auditors, will be in attendance at the special meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING

Shareholders may present matters for consideration at any annual meeting of Columbia. Shareholders are reminded that under Article VII of the Articles of Incorporation of Columbia, there are certain procedural requirements relating to the presentation of business at an annual meeting by a shareholder. Unless the Board of Directors permits otherwise, any business, including nominations of directors, may be properly brought before an annual shareholders meeting by a shareholder only upon the shareholder’s timely notice in writing to Columbia’s Secretary. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Columbia not later than the close of business on the tenth (10th) business day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders. Therefore, for the 2010 Annual Meeting, the notice would have to be received on or before April 14, 2010.

The notice provided by the shareholder must set forth (i) a brief description of each matter desired to be brought before the annual meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of Columbia which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock, if any, of Columbia which are beneficially owned by such person, (d) the proposed nominee’s written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

With respect to proposals to be considered at the 2010 annual meeting of shareholders, if a shareholder wishes to present a proposal at that annual meeting and also wishes to have the proposal included in Columbia’s official proxy statement for the annual meeting, the written notice of proposal must be submitted to Columbia, Attn: Corporate Secretary, PO Box 1050, The Dalles, Oregon 97058, no later than November 10, 2008.

INCORPORATION BY REFERENCE

Columbia files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC” or the “Commission”). You may read and copy any reports, proxy statements or other information filed by Columbia at the Commission’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission’s public reference rooms. Reports, proxy statements and other information filed by Columbia are also available to the public from document retrieval services on the Internet at the Commission’s website at “http://www.sec.gov.” Columbia’s SEC filings are also available and at the Commission’s Internet website (http://www.sec.gov). Columbia’s filings with the Commission are also available at its website at www.frontierbank.com.

The SEC allows Columbia to “incorporate by reference” information into this proxy statement, which means that Columbia can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information contained directly in the proxy statement. This proxy statement incorporates by reference the respective documents filed by Columbia with the SEC listed below and any future filings made by it with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting:

1. Columbia’s annual report on Form 10-K filed on March 26, 2009.

2. Columbia’s quarterly reports on Form 10-Q filed May 11, 2009, August 10, 2009 and November 16, 2009.

3. Columbia’s current reports on Form 8-K filed on January 30, 2009, February 13, 2009, April 30, 2009, August 10, 2009, November 16, 2009 and December 15, 2009.

Columbia hereby incorporates by reference additional documents that it may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

This proxy statement incorporates by reference important business and financial information about Columbia that is not included with these documents. This information is available without charge to shareholders upon written or oral request to: Investor Relations, Columbia Bancorp, Post Office Box 1050, The Dalles, Oregon 97058, (541) 298-6649. Shareholders must request this information no later than five business days prior to the meeting, or          , 2010, to assure receipt before the special meeting.

Annex A

COLUMBIA BANCORP

ARTICLES OF AMENDMENT

Prior to the approval of the amendment, Article II, Section (1) provided

“The Corporation is authorized to issue 20,000,000 shares of Common Stock.”

Following approval of the amendment, Article II, Section (1) provides

“The aggregate number of shares which the Corporation shall have authority to issue is 225,000,000, of which 200,000,000 shares shall be Common Stock and 25,000,000 shares shall be Preferred Stock.”

A-1